Exhibit 99.2

NYSE Euronext Announces 2012 Annual Meeting of Stockholders Vote Results

New York, April 27, 2012 – At the NYSE Euronext (NYX) annual stockholders’ meeting held on April 26, 2012:

•	15 director nominees received a majority of votes cast, with an average approval rate of 86.48% of votes cast; Mr. Ricardo Salgado did not receive a majority of votes cast from stockholders,

•	Stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2012,

•	Stockholders approved on an advisory, non-binding basis, the Company’s executive compensation, and

•	Stockholders approved a stockholder proposal regarding the power of stockholders to call special meetings.

The Company’s Inspector of Elections, MacKenzie Partners, Inc., informed the Company of the following stockholder vote results:

¡	The stockholders elected the following persons to the Board of Directors:

Director	For	Against	Abstain
Jan-Michiel Hessels (Chairman)	145,334,792	28,253,516	291,389
Marshall N. Carter (Deputy Chairman)	145,709,655	28,004,879	165,163
Duncan L. Niederauer (Chief Executive Officer)	155,151,377	18,571,050	157,270
Dominique Cerutti (President & Deputy Chief Executive Officer)	155,443,090	18,169,914	266,693
André Bergen	154,022,758	19,487,342	369,597
Ellyn L. Brown	145,528,328	28,050,088	301,281
Patricia M. Cloherty	154,160,624	19,438,966	280,107
Sir George Cox	155,232,316	18,363,840	283,541
Sylvain Hefes	145,349,888	28,214,180	315,649
Duncan M. McFarland	141,690,354	31,931,313	258,030
James J. McNulty	141,295,171	32,316,336	268,190
Robert G. Scott	155,451,861	18,166,016	261,820
Jackson P. Tai	153,167,734	20,454,071	257,892
Rijnhard van Tets	155,376,807	18,209,389	293,501
Sir Brian Williamson	140,332,161	33,290,476	257,060

¡

Mr. Salgado did not receive a majority of the votes cast; his totals are set forth below. As part of the requirements of the Company’s bylaws, Mr. Salgado tendered his resignation to the Board. After due consideration, the Board accepted Mr. Salgado’s resignation.

Director	For	Against	Abstain
Ricardo Salgado	79,913,060	93,625,591	341,046

¡	The following table lists the vote results for the remaining proposals:

Proposal	For	Against	Abstain
Ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2012	213,287,739	1,642,853	857,839
Non-binding advisory vote on a Company proposal to approve executive compensation	98,613,748	74,365,917	900,032
Stockholder proposal regarding the power of stockholders to call special meetings	102,917,646	68,639,988	2,322,063

In addition to the figures provided above, there were 41,908,734 broker non-votes for each of the proposals with the exception of the ratification of auditors, which had zero.

About NYSE Euronext NYSE Euronext (NYX) is a leading global operator of financial markets and provider of innovative trading technologies. The company’s exchanges in Europe and the United States trade equities, futures, options, fixed-income and exchange-traded products. With approximately 8,000 listed issues (excluding European Structured Products), NYSE Euronext’s equities markets—the New York Stock Exchange, NYSE Euronext, NYSE Amex, NYSE Alternext and NYSE Arca—represent one-third of the world’s equities trading, the most liquidity of any global exchange group. NYSE Euronext also operates NYSE Liffe, one of the leading European derivatives businesses and the world’s second-largest derivatives business by value of trading. The company offers comprehensive commercial technology, connectivity and market data products and services through NYSE Technologies. NYSE Euronext is in the S&P 500 index, and is the only exchange operator in the Fortune 500. For more information, please visit: http://www.nyse.com.

Disclaimer and Cautionary Note Regarding Forward-Looking Statements This press release may contain forward-looking statements, including forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning NYSE Euronext’s plans, objectives, expectations and intentions and other statements that are not historical or current facts. Forward-looking statements are based on NYSE Euronext’s current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause NYSE Euronext’s results to differ materially from current expectations include, but are not limited to: NYSE Euronext’s ability to implement its strategic initiatives, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk and U.S. and global competition, and other factors detailed in NYSE Euronext’s 2011 Annual Report on Form 10-K and other periodic reports filed with the U.S. Securities and Exchange Commission or the French Autorité des Marchés Financiers. In addition, these statements are based on a number of assumptions that are subject to change. Accordingly, actual results may be materially higher or lower than those projected. The inclusion of such projections herein should not be regarded as a representation by NYSE Euronext that the projections will prove to be correct. This press release speaks only as of this date. NYSE Euronext disclaims any duty to update the information herein.

CONTACT: Media — Rich Adamonis, 212.656.2140 (New York)

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